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                                                                EXHIBIT 23.2


                                  EXHIBIT 23.2
                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Skechers U.S.A., Inc.

The audits referred to in our report dated August 1, 1996, included the related financial statement schedule as of December 31, 1995, and for the period from November 1, 1993 (commencement of operations) to December 31, 1993 and the years ended December 31, 1994 and 1995, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.




                                                KPMG Peat Marwick LLP

                                                /s/ KPMG Peat Marwick LLP
                                                --------------------------------

Los Angeles, California
October 17, 1996